UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under § 240.14a-12

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Joint CEO Message to Key Hawaii Leaders

Aloha,

In August, Hawaiian Electric, which includes Maui Electric and Hawai’i Electric Light, filed energy transformation plans with the state of Hawai’i, outlining their strategy to achieve 65 percent renewable generation, triple the amount of distributed solar power and reduce customer bills 20 percent, all by 2030. These are among the most ambitious energy goals in the nation.

Earlier this week, NextEra Energy and Hawaiian Electric announced our intention to combine. While there are many great reasons to move forward with this exciting transaction, chief among them is that, working together, we believe Hawaiian Electric can meet its ambitious goals even faster.

In NextEra Energy, Hawaiian Electric and the people of Hawai’i could not ask for a better partner. For an unprecedented eight consecutive years, NextEra Energy has been recognized as the No. 1 utility in the nation on Fortune’s “Most Admired Companies” list. And earlier this year, NextEra Energy’s utility, Florida Power & Light (FPL), was ranked the most trusted electric utility in the country. Most importantly, NextEra Energy shares Hawaiian Electric’s vision of bringing cleaner, renewable energy to Hawai’i, while at the same time reducing energy costs for customers.

Once the transaction is approved, all of Hawaiian Electric’s customers stand to benefit substantially from the combined company, thanks to NextEra Energy’s deep operational expertise and proven clean energy track record.  Like Hawai’i, NextEra Energy’s home state of Florida was heavily dependent upon oil for power generation. But since 2001, FPL has reduced its reliance on foreign oil by more than 99 percent, going from 41 million barrels of oil per year to approximately 300,000. This has resulted in a 20 percent improvement in efficiency and has saved customers over $6.8 billion. The utility’s disciplined, customer-first approach has also translated into residential bills that are approximately 25 percent lower than the national average and service reliability to customers of 99.98 percent. Of course, addressing Hawai’i-specific energy challenges requires Hawai’i-specific energy solutions. That said, together, we will build upon this expertise and Hawaiian Electric’s long history and legacy of innovation and stewardship in Hawai’i, accelerating Hawaiian Electric’s transformation to an even stronger renewable energy utility.

For several years, NextEra Energy has been working in Hawai’i, gaining an understanding and appreciation for what makes the islands so unique and special - and recognizing that what may work in one state may not work in another. It is important to both companies that Hawaiian Electric retain its name, headquarters and continue to be locally managed, and that all labor agreements be honored. NextEra Energy is also committed to continuing Hawaiian Electric’s active support of the communities it proudly serves. NextEra Energy will establish a local advisory board to further ensure matters of local and community interest continue to receive the attention they deserve.

In short, this is a story about two leaders in clean and renewable energy coming together to achieve common goals, and we look forward to thoughtfully combining the best of both companies here in Hawai’i.

We firmly believe this is a transformational opportunity for Hawaiian Electric and its stakeholders. The partnership seeks to leverage NextEra Energy’s core capabilities, including a world-class renewables platform and deep operating experience.

Hawaiian Electric and NextEra Energy share a common vision. And by working together, we will accelerate the achievement of a more affordable clean energy future for Hawai’i.

Mahalo for your support,

Connie Lau, President and CEO, Hawaiian Electric Industries
Jim Robo, Chairman and CEO, NextEra Energy

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Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE and HEI caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, potential benefit of tax basis step up to HEI shareholders, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up to HEI shareholders, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NEE’s and HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither NEE nor HEI undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NEE and HEI will be submitted to the shareholders of HEI for their consideration. NEE will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of HEI that also constitutes a prospectus of NEE. HEI will provide the proxy statement/prospectus to its shareholders. NEE and HEI also plan to file other documents with the SEC regarding the proposed transaction.  This document is not a substitute for any prospectus, proxy statement or any other document which NEE or HEI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from NEE’s website (www.investors.nexteraenergy.com) under the heading “Investor Relations” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at a joint website launched by the companies at www.forhawaiisfuture.com.

Participants In The Merger Solicitation

NEE, HEI, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from HEI shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of HEI shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about NEE’s executive officers and directors in its definitive proxy statement filed with the SEC on April 4, 2014. You can find information about HEI’s executive officers and directors in its definitive proxy statement filed with the SEC on March 25, 2014 and in its Annual Report on Form 10-K filed with the SEC on February 21, 2014.  Additional information about NEE’s executive officers and directors and HEI’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from NEE and HEI using the contact information above.